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                                                                      EXHIBIT 12

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                  FISCAL YEARS ENDED
                             --------------------------------------------------------------
                              APRIL 28,    APRIL 30,     MAY 1,      MAY 2,        MAY 3,
                                2004         2003         2002        2001         2000
                             (52 WEEKS)   (52 WEEKS)   (52 WEEKS)   (52 WEEKS)   (53 WEEKS)
                             ----------   ----------   ----------   ----------   ----------
Fixed Charges:
 Interest expense(a) .....   $  215,563   $  226,152   $  233,657   $  265,062   $  208,845
 Capitalized interest ....         --           --             48        8,239         --
 Interest component of
   rental expense ........       33,276       27,666       28,217       26,344       29,054
                             ----------   ----------   ----------   ----------   ----------
   Total fixed charges ...   $  248,839   $  253,818   $  261,922   $  299,645   $  237,899
                             ----------   ----------   ----------   ----------   ----------
Earnings:
Income from continuing
   operations before
   income taxes and effect
   of change in accounting
   principle .............   $1,168,551   $  868,731   $1,050,520   $  754,426   $1,288,691
Add: Interest
   expense(a) ............      215,563      226,152      233,657      265,062      208,845
Add: Interest component of
   rental expense ........       33,276       27,666       28,217       26,344       29,054
Add: Amortization of
   capitalized interest ..        1,924        1,666        1,862        2,129        2,799
                             ----------   ----------   ----------   ----------   ----------
   Earnings as adjusted ..   $1,419,314   $1,124,215   $1,314,256   $1,047,961   $1,529,389
                             ----------   ----------   ----------   ----------   ----------
Ratio of earnings to fixed
   charges ...............         5.70         4.43         5.02         3.50         6.43
                             ==========   ==========   ==========   ==========   ==========

(a) Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.